Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2013

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

    On March 5, 2013 (“the Closing Date”), the Company entered into agreements with its senior lenders and new lenders to refinance its existing $66 million corporate term debt previously due on June 29, 2013, and provide $17.5 million in new working capital.  The agreements replace all existing term debt on the Company’s balance sheet and establish two new instruments, a $30 million senior secured mortgage loan (“Senior Secured Debt”) and a $53.5 million convertible bond (“Convertible Bond”).  With the replacement of the existing term debt, the shares of common stock previously issuable upon conversion of such debt have been eliminated in favor of shares issuable upon conversion of the Convertible Bond.

    The $30 million Senior Secured Debt is secured by the underlying assets of the Company, including landholdings and infrastructure, and will accrue interest at 8% with no principal or interest payments required before maturity on March 5, 2016.  Prepayment is mandatory following any asset sale or voluntary at the Company’s option, subject to a premium.

    The $53.5 million Convertible Bond is convertible at any time into the Company’s common stock at a price of $8.05 per share.  Interest will accrue at 7%, with no principal or interest payments required before maturity on March 5, 2018.  Accrued interest is convertible on the same terms as the principal and will total $22.56 million if not repaid or converted prior to the maturity date. The Convertible Bond has a junior position to the Senior Secured Debt and allows construction financing for a qualified water project (the “Water Project” as defined in the Final Environmental Impact Report certified on July 31, 2012) to be placed ahead of it on the Company’s balance sheet.

    B. Riley & Company (“B. Riley”) served as advisor on the refinancing transaction and placement agent for the Convertible Bond.  Under the terms of the Company’s Placement Agent Agreement with B. Riley, effective as of the Closing Date, the Company has agreed to pay a fee of $825,000 to B. Riley for its services.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information concerning the new facilities included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sale of Equity Securities

    The information concerning the issuance of a Convertible Bond by the Company included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

    The issuance of the Convertible Bond was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act as the transaction did not involve a public offering, the number of investors was limited, the investors were provided with information about us, and the Company placed restrictions on the resale of the securities.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  March 7, 2013